UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                          May 5, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                         Regulation FD Disclosure

Pursuant to a qualified domestic relations court order (QDRO), Murry S. Gerber, Chairman, President and Chief Executive Officer of Equitable Resources, Inc. has sold 462,591 net Equitable shares through the exercise of 660,000 options which were granted in 1999 and 2000.  The company withheld 197,409 shares on exercise to pay taxes, and Mr. Gerber used a portion of the proceeds to cover the exercise price.

After this exercise, Mr. Gerber’s holdings are:

Options	775,000
Common Shares	179,292
Restricted Shares	62,268
Share Equivalent Units*	248,618
Contingent Performance Share Units**	300,000

With this transaction, Mr. Gerber continues to have stock holdings which significantly exceed the Company’s stock ownership guidelines of eight times base salary.

*    Employee Deferred Compensation Plan Share Equivalent Units

**  Contingent performance share units granted under the 2003 and 2005 executive performance incentive program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ Philip P. Conti
Philip P. Conti

Vice President and

Chief Financial Officer

Date:  May 11, 2005